UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        Biacore International AB (publ)
             (Exact name of registrant as specified in its charter)

Kingdom of Sweden	                   N/A
(State or other jurisdiction of	           (I.R.S. Employer
incorporation or organization)             Identification No.)

Biacore International SA, Puits-Godet 12, CH-2000 Neuchatel, Switzerland (Address of Principal Executive Offices)

Biacore Stock Option Plan 2003
(Full title of the plan)

CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, N.Y. 10011 (Name and address of agent for service)

212 894-8570, -8940
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each                   Proposed         Proposed
class of                        maximum          maximum          Amount of
securities to    Amount to be   offering price   aggregate        registration
be registered    registered     per share        offering price   fee

Ordinary Shares  100,000        USD 21.90        USD 2,190,500    USD 178

     In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the price at which the Stock Options may be exercised, translated from Swedish kronor (SEK) 178 to United States dollars (USD) using the June 10, 2003 Noon Buying Rate of the Federal Reserve Bank of New York of USD 1 = SEK 8.1260.


TABLE OF CONTENTS

Introduction
Part I   Information Required in the Section 10(a) Prospectus
Item 1.  Plan Information
Item 2.  Registrant Information
Part II  Information required in the Registration Statement
Item 3.  Incorporation of Documents by Reference
Item 4.  Description of Securities
Item 5.  Interests of Named Experts and Counsel
Item 6.  Indemnification of Directors and Officers
Item 7.  Exemption From Registration Claimed
Item 8.  Exhibits
Item 9.  Undertakings
Signatures


PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

     The required information is supplied directly to Plan participants in accordance with Rule 428 under the U.S. Securities Act of 1933, as amended, (the "Securities Act") and the "Note" to Part I of Form S-8.

Item 2.	Registrant Information

     The required information is supplied directly to Plan participants in accordance with Rule 428 under the Securities Act, as amended, and the "Note" to
Part I of Form S-8.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed or furnished to the Securities and Exchange Commission by Biacore International AB (the "Registrant"), are incorporated by reference into this Form S-8 registration statement:

(a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 2002.
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, since the end of the financial year covered by the Annual Report on Form 20-F referred to in paragraph (a) above.
(c) The description of the Registrant's Ordinary Shares included in the Registrant's registration statement on Form F-1 filed on November 6, 1996 with the Securities and Exchange Commission, as amended.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the U.S. Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Biacore International AB pays for and is the owner of one or multiple insurance policies which under certain circumstances provide its Board of Directors and executive officers, including the Chairman, and the President and CEO of Biacore International AB, with insurance coverage against certain wrongful and alleged wrongful acts which may be made by such directors and officers in their positions as such. Insurance may or may not cover claims made against an insured relating to (1) registration statements, prospectuses and related documents and (2) employee benefit programs.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

EXHIBIT INDEX

     Exhibit numbers used below are those used in Item 601 of Regulation S-K from the SEC, which indicates which exhibits that may apply to certain forms.

Exhibit No.  Description

4.1          Articles of Association of Biacore International Aktiebolag
             (English translation)
5.1          Opinion of General Counsel of Biacore regarding the validity of the securities being registered
23.1         Consent of independent accountants
24           Power of Attorney (included within Signatures)

ITEM 9. UNDERTAKINGS

Offerings on a Continuous or Delayed Basis

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification

     Insofar as indemnification to liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its councel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Uppsala, Sweden, on June 16, 2003.

Biacore International AB
(Registrant)

By

/s/ Lars-Olov Forslund
Lars-Olov Forslund, Chief Financial Officer
(Signature and Title)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lars-Goran Andren, Donald R. Parfet, Ulf Jonsson and Lars-Olov Forslund or any of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

(Signature)                        (Title)                                (Date)

/s/ Lars-Goran Andren
Lars-Goran Andren                  Chairman of the Board              06/16/2003

/s/ Donald R. Parfet
Donald R. Parfet                   Deputy Chairman of the Board and   06/16/2003
                                   Authorized Representative in the
                                   United States

/s/ Tom Erixon
Tom Erixon                         Board Member                       06/16/2003

/s/ Mats Pettersson
Mats Pettersson                    Board Member                       06/16/2003

/s/ Ulf Jonsson
Ulf Jonsson                        Board Member, President and        06/16/2003
                                   Chief Executive Officer

/s/ Lars-Olov Forslund
Lars-Olov Forslund                 Chief Financial Officer            06/16/2003

/s/ Gunnar Tegendal
Gunnar Tegendal                    Chief Accounting Officer           06/16/2003